Exhibit 10.22E
Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked
“[***]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
AMENDMENT NO. 7 TO MASTER SERVICES AGREEMENT
          This Amendment No. 7 to the Master Services Agreement (“Amendment”) dated as of September 30, 2010 the “Execution Date,” is by and between Textron Inc. (“Textron”), a Delaware corporation, having a principal place of business at 40 Westminster Street, Providence, Rhode Island 02903-2596 and Computer Sciences Corporation (“CSC”), a Nevada corporation, having a principal place of business at 3170 Fairview Park Drive, Falls Church, Virginia, 22042.
          WHEREAS, Textron and CSC are parties to that certain Master Services Agreement, dated October 27, 2004 (together with all its attachments, the “Agreement”), which has been given the contract number TXT2004-0020, as amended by Amendment No. 1, dated March 31, 2006, Amendment No. 2, dated September 1, 2006, Amendment No. 3 dated July 1, 2007, Amendment No. 4 dated July 1, 2007, Amendment No. 5 dated March 13, 2008, and Amendment No. 6 dated July 24, 2009.
          WHEREAS, Textron and CSC (collectively, the “Parties” and each, a “Party”) desire to amend the Agreement, pursuant to Section 25.8 of the MSA, as herein provided.
          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
I.	Agreement to Change Backup Solution

The Parties have agreed that CSC will refresh the current tape-based backup solution to a disk-based backup solution for all Textron Sites.

If a situation exists where the disk-based backup solution is not supported on an existing hardware platform, CSC will continue to support the existing tape-based solution or implement a viable alternative that is approved by Textron.

CSC and Textron will jointly design the overall disk-based backup solution. Textron will have control over the strategic architecture for the disk-based backup solution. The solution will not be implemented without Textron’s approval.

The standard backup retention rate for Sites refreshed to the disk-based backup solution will be [***] onsite and [***] offsite. Textron may submit requests for longer retention rates if required and CSC will provide an estimate for any additional costs.

The initial deployment will focus on the US and Canada Sites. This effort will begin on October 1, 2010 and is expected to be completed by June 1, 2011. Following completion of the US and Canada Sites, deployment will begin on all remaining Sites and is expected to be completed by December 1, 2011.

Textron and CSC will jointly develop a deployment priority list for all Sites and manage any changes to that list and to the deployment dates with a formal change control process.

Textron	Proprietary and Confidential	CSC

The cost of the disk-based backup solution, including the deployment and support of the solution, growth, and refresh will be covered by the existing SAN Resource Unit rate.

If any cost savings result from implementing the disk-based backup solution, CSC and Textron will share the net benefit of the decreased cost equitably.

II.	Agreement to Provide Internet Path Redundancy

CSC agrees to provide a secondary internet path in addition to the current internet path (Norwich Data Center) at no cost to Textron. Textron and CSC will collaborate to define the location, architecture, configuration and implementation plan.

III.	Agreement Regarding Exchange 2010 and Email Mailbox Size Increase CSC agrees to increase mailbox sizes as follows without a change to the Resource Unit price:
•	Resource mailbox from [***] to [***]

•	Standard user from [***] to [***]

•	Executive users to [***], with redundancy [***]
CSC and Textron will collaborate to upgrade Textron’s Exchange environment to Exchange 2010. As part of this effort, the Exchange environment with be consolidated into two instances with one in the Norwich Data Center and one in the Chesterfield Data Center.

CSC agrees to fund all CSC labor associated with this effort. Textron agrees to fund software licensing and labor associated with the scheduling and coordination of user migrations to the new instances.

CSC and Textron will develop a detailed schedule for this effort by November 1, 2010.

IV.	Agreement to Complete Norwich Data Center Improvement Actions

CSC will complete all the improvement actions presented to Textron on Monday, August 9, 2010 (detailed in the PowerPoint titled “Textron Norwich Data Center Visit”) at no cost to Textron. This consists of actions to improve the following:
•	Internet service

•	Electrical systems

•	HVAC

•	Fire Suppression and Warning System

•	Server Build Process

•	Capacity Planning

•	Media Management Process

•	NetEISS Inventory

Textron	Proprietary and Confidential	CSC

•	PTM Process

•	Server Decommission Process
V.	Agreement to Provide Low Cost Country Pricing for Romania

CSC shall provide Textron the following Low Cost Country (LCC) discounts for Romania effective upon the Execution Date of this agreement:
•	[***] discount off of CSC EMEA Resource Unit pricing if the Site is using the standard CSC operating model

•	[***] discount off of CSC EMEA Resource Unit pricing if the Site is using the Small Site Model
VI.	Agreement to Provide Additional SAN RU (without Backup)

CSC shall provide Textron the opportunity to decline backup services for specific servers effective on January 3, 2011. If a Service Recipient declines backup services, then they will be charged a reduced storage price as detailed below (SAN without Backup RU).

Resource Unit	Year 7		Year 8		Year 9		Year 10		Year 11		Year 12		Year 13
SAN	$	[***]	$	[***]	$	[***]	$	[***]	$	[***]	$	[***]	$	[***]
SAN without Backup	$	[***]	$	[***]	$	[***]	$	[***]	$	[***]	$	[***]	$	[***]
Textron and CSC will collaborate to define the operating guidelines for how requests will be made and managed by December 1, 2010.

VII.	Agreement to Provide Tiered Storage Pricing

CSC will deliver a proposal to Textron, for implementation of tiered storage pricing, by January 3, 2011. The proposal will provide pricing options for unbundling the blended storage price into individual components (i.e., Tier 1, Tier 2, Tier 3). The change to tiered storage pricing will not immediately increase or decrease Textron’s total storage spend. It will provide Textron the opportunity to make more cost effective decisions on which Tier to select based on the data being stored. CSC and Textron expect to have agreement on the RU pricing and architecture and to begin a tiered storage pilot no later than July 1, 2011. If the tiered storage pilot does not commence by July 1, 2011, then a [***] discount will be applied to all storage pricing RUs commencing with the July 2011 Services Month. The RU pricing discount will continue until the pilot has begun. The RU storage pricing discount will not be applicable if missing the commencement date of July 1, 2011 is due to actions or delays by Textron.

Textron	Proprietary and Confidential	CSC

VIII.	Changes to the MSA
A.	Section 2.1 TERM is modified to read as follows (changes appear in italics):
The term of this Agreement shall begin on the Signature Date and shall expire, unless terminated earlier in accordance with Section 23.1.3 or extended in accordance with Section 2.2, on the latest-to-occur of (a) the thirteenth (13th) anniversary of the earliest Handover Date or (b) the expiration of the last-to-expire Tower Services Agreement in accordance with its terms, or (c) completion of the Termination Assistance described in Section 24.8 in connection with the last-to-expire Tower Services Agreement (the “Term”).
IX.	Changes to the Schedules
A.	Schedule B (Cross-Functional Obligations)
1.	Schedule B is hereby replaced in its entirety by the document, attached to this Amendment, titled “Schedule B” and containing the footer “Revised per Amendment No. 7.” Service Level CF-11 (CSC Hosted Data Center Site Availability) has been added to Annex B-2 (Cross Functional Service Levels) and Section 4 (Severity Weights) of Annex B-2 has been adjusted accordingly. Section 11.9.8 (Single Failure) and Section 11.10 (Continuous Improvement) of Schedule B have been revised to clarify that SLA CF-11 is not subject to those provisions.
B.	Schedule D (Pricing)
1.	Annex D-5 (Infrastructure Project Rate Card) is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-5” and containing the footer “Revised per Amendment No. 7.” Rates for Contract Years 11, 12, and 13 have been added to the Rate Card.
2.	Annex D-8 (Termination Fee Schedule) is hereby added to the MSA by the document, attached to this Amendment, titled “Annex D-8”.

3.	Annex D-9 (Master Pricing Table) is hereby added to the MSA by the document, attached to this Amendment, titled “Annex D-9 — Master Pricing Table”.
C.	Schedule N (Refresh Schedule)

The following entry in the Midrange section of Schedule N is hereby modified to read as follows:
•	Shared Storage (SAN) — 5 years

•	Disk-based Backup Infrastructure — 5 years

Textron	Proprietary and Confidential	CSC

X.	Changes to the Tower Services Agreements (a/k/a Attachments)
A.	Attachment 1 (Mainframe Services)
1.	Appendix 1C, Section 4 — Pricing Matrices is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-9 — Master Pricing Table.”

2.	Section 7 Termination for Convenience Fees is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-8 — Termination for Convenience Fees.”

3.	Annex 1C-1 Baseline RU Volume is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex 1C-1” and containing the footer “Revised per Amendment No. 7.”
B.	Attachment 2 (Midrange Services)
1.	Appendix 2C, Section 4 — Pricing Matrices is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-9 — Master Pricing Table.”

2.	Section 7 Termination for Convenience Fees is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-8 — Termination for Convenience Fees.”

3.	Annex 2C-1 Baseline RU Volume is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex 2C-1” and containing the footer “Revised per Amendment No. 7.”
C.	Attachment 3 (Network Services)
1.	Appendix 3C, Section 4 — Pricing Matrices is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-9 — Master Pricing Table.”

2.	Section 7 Termination for Convenience Fees is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-8 — Termination for Convenience Fees.”
D.	Attachment 4 (Workstation Services)
1.	Section 4 Pricing Matrices is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-9 — Master Pricing Table.”

2.	Section 6 Termination for Convenience Fees is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-8 — Termination for Convenience Fees.”

Textron	Proprietary and Confidential	CSC

E.	Attachment 5 (Service Desk Services)
1.	Appendix 5C, Section 4 — Pricing Matrices is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-9 — Master Pricing Table.”

2.	Section 7 Termination for Convenience Fees is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex D-8 — Termination for Convenience Fees.”

3.	Annex 5C-1 Baseline RU Volume is hereby replaced in its entirety by the document, attached to this Amendment, titled “Annex 5C-1” and containing the footer “Revised per Amendment No. 7.”
XI.	Miscellaneous
A.	Defined Terms. All capitalized terms which are used but not otherwise defined herein shall have the meanings set forth in the Agreement.

B.	Other Provisions Unchanged. This Amendment No. 7 supersedes all prior agreements, oral or written, related to the subject matter hereof. This Amendment No. 7 may not be modified except as agreed in writing by the Parties as a duly executed modification to the Agreement. Except as specifically amended hereby, all other provisions of the Agreement shall remain in full force and effect.

C.	References/Incorporation. All references in the MSA and Amendments to “this Agreement”, “herein”, “hereof and words of similar import shall be deemed to refer to the entire Agreement as amended by this Amendment No. 7. This Amendment No. 7 is hereby incorporated into, and is made a part of, the Agreement. This Amendment No. 7 is subject to, and shall be governed by, all the terms and conditions of the Agreement, except to the extent such terms are expressly modified by this Amendment No. 7. In the event of a conflict or inconsistency between the terms of the Agreement and those of this Amendment No. 7, the latter shall govern.

D.	Effective Dates. This Amendment No. 7 shall be effective on the Execution Date of this Amendment. Certain provisions may have been implemented by agreement of the Parties earlier than the Execution Date. Such earlier effective dates shall not be undone by this Execution Date.

Textron	Proprietary and Confidential	CSC

IN WITNESS WHEREOF, the Parties hereto have, through duly authorized officials, executed this Amendment No. 7 as of the Execution Date.

Textron, Inc.		Computer Sciences Corporation

By:	/s/ Gary Cantrell	By:	/s/ James J. Buchanan
Gary Cantrell	30 Sept 2010	James J. Buchanan	9-30-10
Vice President and Chief Information Officer		Contracts Director
Textron Information Services		Aerospace and Defense Industry

Textron	Proprietary and Confidential	CSC